_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


                           ASSET PURCHASE AGREEMENT

                                     AMONG

                          U.S. LENDING CORPORATION,
                           AS DEBTOR-IN-POSSESSION


                                     AND


                          SEARCH CAPITAL GROUP, INC.


                                     AND


                           SEARCH FUNDING III, INC.


                     _ _ _ _ _ _ _ _ _ _ _ _  _ _ _ _ _ _




                                July 17, 1996


                                  TABLE OF CONTENTS

                                                                                  PAGE



SECTION 1.  DEFINITIONS                                                              2

SECTION 2.  BASIC TRANSACTION                                                        8
a.          Purchase and Sale of Assets                                              8
b.          The Closing                                                              8
c.          Purchase Price                                                           8
d.          Assumed Liabilities                                                      9
e.          Deliveries at the Closing                                                9
f.          Deposit                                                                  9
g.          Limited Reimbursement for Expenses                                      10
h.          Post Closing Purchase Price Adjustments                                 10
i.          Warrants                                                                13
j.          Right to the Name US Lending Corporation                                13
k.          Assignment                                                              14
l.          Anti-Dilution                                                           14

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF US LENDING                            14
a.          Organization of US Lending                                              14
b.          Authorization of Transaction; No Default                                14
c.          Consents and Approvals                                                  15
d.          Enforceability                                                          15
e.          Employees                                                               15
f.          Chapter 11 Proceedings                                                  15
g.          Disclaimer of  Warranties                                               16
h.          Disclosure                                                              16
i.          Title to Acquired Assets.                                               16
j.          Receipt of Information and Answers to Questions.                        16

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SEARCH ENTITIES                   16
a.          Organization                                                            17
b.          Authorization of Transaction                                            17
c.          Noncontravention                                                        17
d.          Subsidiaries                                                            18
e.          Financial Statements                                                    18
f.          Events Subsequent to Most Recent Financial Statements                   18
g.          Undisclosed Liabilities                                                 19
h.          Tax Matters                                                             19
i.          Assets                                                                  19
j.          Owned Real Property                                                     19
k.          Intellectual Property                                                   19
l.          Notes and Accounts Receivable                                           20
m.          Contracts                                                               20
n.          Litigation                                                              20
o.          Employees                                                               20
p.          Legal Compliance                                                        21
q.          Certain Business Relationships Among Search Capital and its Affiliates  22
r.          Disclosure                                                              22
s.          Search Entities' Investigation                                          22
t.          Search Capital Securities and Capitalizations                           22
u.          Search Capital Joint Plan                                               23
v.          Securities and Exchange Commission Filings                              23

SECTION 5.  SECURITIES ACT COMPLIANCE                                               23

SECTION 6.  PRE-CLOSING COVENANTS                                                   24
a.          General                                                                 24
b.          Corporate and Shareholder Approval                                      24
c.          Plan and Disclosure Statement                                           24
d.          Preservation of Business                                                24
e.          Full Access                                                             24
f.          Notice of Developments                                                  24
g.          Further Assurances                                                      25
h.          Search Capital Public Information                                       25
i.          Amendment to Certificate of Designation                                 25
j.          Filing Approval and Confirmation of Plan and Disclosure Statement.      26

SECTION 7.  CONDITIONS TO OBLIGATION TO CLOSE                                       26
a.          Conditions to Obligation of Search Entities                             26
b.          Conditions to Obligations of US Lending                                 27

SECTION 8.  MISCELLANEOUS                                                           29
a.          Termination                                                             29
b.          Brokerage Commissions                                                   29
c.          Agreement to Support Plan                                               30
d.          Survival                                                                30
e.          Press Releases and Announcements                                        31
f.          Indemnification                                                         31
g.          Confidentiality                                                         31
h.          Access to Records                                                       32
i.          Succession and Assignment                                               32
j.          Counterparts                                                            32
k.          Headings                                                                32
l.          Notices                                                                 32
m.          Governing Law                                                           33
n.          Amendments and Waivers                                                  34
o.          Severability                                                            34
p.          Expenses                                                                34
q.          Construction                                                            34
r.          Incorporation of Exhibits and Schedules                                 34
s.          Specific Performance                                                    35
t.          Entire Agreement                                                        35




                           EXHIBITS AND SCHEDULES
                           ----------------------

Schedule  1(a)  -  Contracts
Schedule  1(b)  -  Autos
Schedule  1(d)  -  Retained  Claims  Against  Auto  Dealers
Exhibit  2  -  Assumption  Agreement
Exhibit  2C - Certificate of Designations & Preferences and Amendments thereto
Exhibit  2I  -  Warrant  Agreement  and  First  Amendment  thereto
Schedule  4  -  Search  Capital  Disclosure  Schedule
Schedule  4A-1  -  Search  Capital's  Certificate  of  Incorporation
Schedule  4A-2  -  Search  Capital's  By-Laws
Exhibit  4E  -  Search  Capital's  Financial  Statements
Exhibit  7  -  Opinion  of  Search's  Legal  Counsel

                           ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is entered into this day of July, 1996, by and between U.S. Lending Corporation, a Florida corporation, as debtor-in-possession ("US Lending"), Search Capital Group, Inc., a Delaware corporation ("Search Capital"), and Search Funding III, Inc., a Texas corporation ("Search Funding", together with Search Capital referred to collectively, jointly and severally, as the "Search Entities"). US Lending, Search Capital and Search Funding are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties."

                              R E C I T A L S
                              - - - - - - - -

     A. US Lending is a debtor-in-possession in a case (the "Chapter 11 Case") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") pending in the United States District Court for the Southern District of Florida (the "Bankruptcy Court"), Case No. 95-24610-BKC-RBR;

     B.     Search Funding is a wholly owned subsidiary of Search Capital;

     C. In the transaction contemplated by this Agreement, US Lending will sell to Search Funding, and Search Funding will purchase from US Lending, substantially all of US Lending's assets, in return for the consideration set forth herein, including the assumption by Search Funding of the Assumed
Liabilities as provided herein, and the Search Entities will become "successors" to U.S. Lending, as such term is used in Section 1145 of the Bankruptcy Code;

     D. The sale of the Acquired Assets to Search Funding will be made pursuant to a Chapter 11 Plan of Reorganization of US Lending (the "Plan");

     E. US Lending shall use all reasonable efforts to prepare and file as soon as practicable with the Bankruptcy Court the Plan and related Disclosure Statement, to obtain the approval of the Bankruptcy Court of the Disclosure Statement and to solicit and obtain from creditors, interest holders and other claimants of U.S. Lending in the Chapter 11 Case, the necessary votes for confirmation of the Plan. U.S. Lending shall propose that the Confirmation Order to be entered in the Chapter 11 Case (the "Confirmation Order") pursuant to the Plan have such provisions as are necessary to effectuate the transactions contemplated herein, including specific provisions assuring (i) that the Acquired Assets are acquired by Search Funding free and clear of any claim (as such term is defined in Section 101(5) of the Bankruptcy code, hereinafter "Claim"), interest or lien (as such term is defined in Section 101(37) of the Bankruptcy Code, hereinafter "Lien") of any kind or nature whatsoever to the full extent practicable under the Bankruptcy Code, except that the Acquired Assets shall continue to be subject to all of the Assumed Liabilities and (ii) that the Search Capital Securities are exempt from registration under Section 5 of the Securities Act of 1933 by reason of
Section  1145  of  the  Bankruptcy  Code;  and
     F. US Lending contemplates that some or all of the consideration US Lending shall receive from the Search Entities in connection with the sale of the Acquired Assets to Search Funding will be transferred and assigned in escrow to the escrow agent ("Escrow Agent") pursuant to an Escrow Agreement to be executed and delivered at Closing (the "Escrow Agreement") and that the Extraneous Assets will be transferred and assigned to the Trustee, as trustee of the U.S. Lending Irrevocable Trust (the "Trust") created pursuant to the U.S. Lending Irrevocable Trust Agreement (the "Trust Agreement") to be executed and delivered at Closing. The "Escrow Agent" hereunder shall be separate and distinct from the "Escrow Agent" under a certain Deposit Agreement to be executed concurrently herewith.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:


                                  SECTION 1.

                                DEFINITIONS
                                -----------

     "Acquired Assets" means all of US Lending's right, title, and interest in and to the following operating assets of US Lending: (a) US Lending's Contracts set forth on Schedule 1(a) hereto, except for those Contracts (as defined below) paid in full prior to the Closing Date; (b) cash on hand at the Closing Date (except for the cash being retained as part of the Extraneous Assets, which shall not be acquired by Search Funding but will be retained, in part by US Lending, in part, transferred to the Trust.); (c) repossessed automobiles  owned  by  US  Lending  on  the  Closing  Date  (including  those automobiles listed on Schedule 1(b) hereto except for sales of such automobiles by US Lending in the ordinary course prior to Closing) ("Autos");
(d) automobile dealer relationships (except for Claims retained by US Lending against those automobile dealers listed on Schedule 1(c) hereto); (e) to the extent assignable under applicable law and without the consent of any third party, licenses, franchises, approvals, permits, orders, registrations, certificates, variances, and similar rights obtained from governments, governmental agencies and other third parties; (f) claims, causes, choses and rights relating to US Lending's Contracts; and (g) books, records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Contracts, the Autos or used by US Lending in its automobile finance business. Acquired Assets shall not include any assets which are "Extraneous Assets."

     "Active  Outstanding  Amount"  means  the aggregate outstanding principal
balances,  and  all    finance  charges  due or  to become due on or after the
Closing,  under  all  of  the  Contracts  other  than  Inactive  Contracts.

     "Affiliate" has the meaning set forth in the regulations promulgated under the Exchange Act.

     "Assumed Liabilities" means all obligations, liabilities and responsibilities of US Lending of every kind and nature (contractual, common law, statutory or otherwise), presently existing or arising in the future, relating to, arising from or in connection with (i) the Contracts and Autos, which are not otherwise discharged under the Chapter 11 Case, and (ii) such other executory contracts which Search Funding expressly agrees to assume, and perform in writing after the date hereof.

     "Autos" has the meaning set forth within the definition of "Acquired Assets" above.

     "Bankruptcy  Code"  has  the  meaning  set  forth  in  Recital A above.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Florida.

     "Base Purchase Price" means the sum of (a) fifty nine (59%) percent of the Active Outstanding Amount on the Closing Date (b) cash on hand on the Closing Date to the extent that it constitutes an Acquired Asset, and (c) the value of the Autos on the Closing Date, which shall be determined by reference to the "Rough Black Book" value per the Used Car Market Guide current on the Closing Date, published by the National Auto Research Division, Hearst Media Corporation.

     "Chapter 11 Case" means US Lending's Chapter 11 case referenced in Recital A above.

     "Claim" shall have the meaning provided therefor in Section 101(5) of the Bankruptcy Code.

     "Closing"  has  the  meaning  set  forth  in  Section  2(b)  below.

     "Closing  Date"  has  the  meaning  set  forth  in  Section 2(b) below.

     "Closing Documents" means collectively all of the documents referred to in Section 7 of this Agreement.

     "Common  Stock"  means  Search  Capital's  common  stock, $.01 par value.

     "Common Stock Price" means $1.057. If, however, (a) the Disclosure Statement is filed with the Bankruptcy Court after the Floating Price Date and
(b) the Common Stock is traded on the Nasdaq Stock Exchange or SmallCap Market, then the Common Stock Price shall mean the mean average of the closing prices of the Common Stock on the Nasdaq Stock Exchange or SmallCap Market for the 30 trading days prior to the Closing Date or, if the Common Stock is otherwise traded on the over-the-counter-market, the average of the mean of the closing bid and ask prices of the Common Stock for the 30 trading days preceding the Closing Date on the over-the-counter market, in each case as reported in the Wall Street Journal ("WSJ") or a national quotation bureau if not reported in the WSJ.

     "Confirmation  Order"  has the meaning set forth in Section 3(c) below.

     "Contracts" means US Lending's automobile loan finance contracts as of the Closing Date.

     "Creditors Committee" means US Lending's Official Committee of Unsecured Creditors.

     "Deposit" and "Deposit Agreement" have the meanings set forth in Section 2(f) below.

     "Disclosure Statement" means the Disclosure Statement to be filed by US Lending pursuant to Section 1125 of the Bankruptcy Code relating to the Plan contemplated hereby.

     "Effective  Date"  shall  have the meaning provided therefor in the Plan.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA  3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA  3(1).

     "Equity  Committee"  means  US  Lending's  Official  Equity  Committee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" and "Escrow Agreement" have the meanings set forth in Recital F above.

     "Extraneous Assets" means (a) all of US Lending's claims, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including, without limitation, any such item relating to the payment of Taxes, tax refunds, and credits and other rights under insurance policies), but not including any such claims, causes, choses, or rights relating to the Contracts, (b) Claims against the automobile dealers listed on
Schedule 1(d) hereto, (c) US Lending's corporate franchise, (d) US Lending's Articles of Incorporation, Bylaws, shareholder records, corporate books and records, Tax records and other books, records and materials not relating directly to the Acquired Assets, (e) US Lending's cash in an amount equal to the sum of (i) $150,000, plus (ii) the aggregate professional fees and expenses incurred (and estimated to be incurred after the Closing) by US Lending, the Creditors Committee and the Equity Committee approved (or to be considered for approval) by the Court but unpaid as of the Closing Date, plus (iii) amounts allowed by the Bankruptcy Court for payment for U.S. Lending's intangibles taxes and documentary stamp taxes and all interest and penalties thereon and (f) all rights, benefits and remedies of US Lending under this Agreement and the Closing Documents executed and delivered at the Closing.

     "Fiduciary"  has  the  meaning  set  forth  in  ERISA    3(21).

     "First Benchmark" means an amount equal to 80% of Gross Receipts which are in excess of the First Fixed Amount but equal to or less than the Second Fixed Amount.

     "First  Fixed  Amount"  means  59%  of  the  Active  Outstanding  Amount.

     "Floating  Price  Date"  means  August  2,  1996.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time applied, consistently applied.

     "Gross Receipts" means the sum of (a) all principal, interest and other payments collected, including prepayments, with respect to the Contracts; and
(b) all other proceeds collected by the Search Entities, and their agents, subsidiaries and affiliates with respect to the Contracts including, without limitation, any refunds for extended service contracts, late fees, assumption fees, dealer reserves, recourse against dealers, forced-place insurance, any claims for physical damage or for repossession loss; and (c) all proceeds from any policies of insurance relating to the Contracts or the Autos; provided, however, that there shall be deducted from such sum all reasonable out-of-pocket expenses actually paid by the Search Entities to third parties relating to the collection of Inactive Contracts and which expenses were incurred by Search Funding in the ordinary course of business, consistent with Search Capital's past practice.

     "Inactive Contracts" means those Contracts which have not had any payment activity during the 60 calendar days immediately preceding the Closing.

     "Initial  Month"  and  "Initial  Payment"  have the meanings set forth in
Section  2(h)(ii)  below.

     "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications  for  registration  thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "Joint  Plan"  has  the  meaning  set  forth  in  Section  4(u)  below.

     "Knowledge"   means   actual   knowledge,   without  any  requirement  of
investigation, and with respect to any entity, the actual knowledge of its officers, directors and employees who have responsibility for the applicable subject matter.

     "Laws" means any statute, regulation, rule, judgment, ordinance, order, decree, stipulation, injunction, charge, or other restrictions of any federal, state, or local government, governmental agency, or court including, without limitation, those relating to usury, consumer protection, "truth-in-lending" and credit collection.

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

     "Lien"  has  the  meaning  set  forth  in  Recital  E  above.

     "Litigation"  has  the  meaning  set  forth  in  Section  4(n)  below.

     "Most Recent Financial Statements" means the audited consolidating balance sheets of Search Capital and subsidiaries as of March 31, 1996 and the related consolidating statement of operations, and consolidated statements of changes in stockholders equity (capital deficit) and cash flows for the 6 months then ended (including the Notes thereto).

     "Multiemployer  Plan"  has  the  meaning  set  forth  in  ERISA    3(37).

     "No Action Letter Request"  has the meaning set forth in Section 5 below.

     "Party"  and  "Parties"  have the meaning set forth in the preface above.

     "Plan" means the Chapter 11 Plan of Reorganization of US Lending, referenced in Recital D.

     "Preferred Stock" means shares of Convertible Preferred Stock that, upon issuance, will be a part of Search Capital's series of 9%/7% Convertible Preferred Stock described in the Preference Certificate, of which there are approximately 16,992,767 shares issued and outstanding as of the date of this Agreement.

     "Preferred Stock Price" means $2.538. If, however, (a) the Disclosure Statement is filed with the Bankruptcy Court after the Floating Price Date, and (b) the Preferred Stock is traded on the Nasdaq Stock Exchange or SmallCap Market, the Preferred Stock Price shall mean the average of the mean of the closing prices of the Preferred Stock on the Nasdaq Stock Exchange or SmallCap Market for the 30 trading days prior to the Closing Date or, if the Preferred Stock is otherwise traded in the over-the-counter-market, the average of the mean of the closing bid and ask prices of the Preferred Stock for the 30 trading days preceding the Closing Date on the over-the-counter market, in each case as reported in the Wall Street Journal ("WSJ") or a national quotation bureau if not reported in the WSJ.

     "Preference Certificate" has the meaning set forth in Section 2(c) below.

     "Purchase  Price"  has  the  meaning  set  forth  in  Section 2(c) below.

     "Post  Closing  Purchase  Price Adjustments" has the meaning set forth in
Section  2(h)  below.

     "Schedule(s)" means the schedule(s) contained in the Search Capital Disclosure Schedule or attached hereto.

     "Search  Capital"  has  the  meaning  set  forth  in  the  Preface above.

     "Search  Capital  Disclosure  Schedule"  has  the  meaning  set  forth in
Section  4  below.

     "Search Capital Securities" means (a) the Common Stock and the Preferred Stock (including the Common Stock issuable upon conversion of the Preferred Stock) calculated as set forth in Section 2(c), and (b) either the Preferred Stock and the Common Stock (including the Common Stock issuable upon conversion of the Preferred Stock), if applicable, referred to in Section 2(h) of this Agreement or the Warrants (and the Common Stock issuable upon exercise of the Warrants) referred to in Section 2(i) below.

     "Second Benchmark" means an amount equal to 60% of Gross Receipts which are in excess of the Second Fixed Amount.

     "Second  Fixed  Amount"  means  70%  of  the  Active  Outstanding Amount.

     "SEC"  means  the  Securities  and  Exchange  Commission.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) construction, mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "Subsequent Development" has the meaning set forth in Section 6(f) below.

     "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of a majority of its capital securities or to elect a majority of its directors.

     "Taxes" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or addition thereto, whether disputed or not.

     "Trust" means the trust created by the Trust Agreement, referred to in Recital F above.

     "Trust Agreement" means the U.S. Lending Irrevocable Trust Agreement, referred to in Recital F above.

     "Trustee"  means  the  trustee  of  the  Trust.

     "Warrants"  has  the  meaning  set  forth  in  Section  2(i)  below.

     "Warrant  Agreement"  means  the  Warrant  Agreement, as amended by First
Amendment  to  Warrant  Agreement,  referenced  in  Section  2(i)   below  and
substantially  in  the  form  attached  as  Exhibit  2I  hereto.


                                  SECTION 2.

                             BASIC TRANSACTION
                             -----------------

          a.     Purchase  and  Sale of Assets.   On and subject to  the terms
                 -----------------------------
and conditions of this Agreement, Search Funding agrees to purchase from US Lending, and US Lending agrees to sell, transfer, convey, and deliver to Search Funding the Acquired Assets at the Closing for the consideration specified below. Search Capital shall cause Search Funding to perform all of its obligations under this Agreement and under the agreements to be executed and delivered in accordance with the terms of this Agreement.

          b.     The Closing.    The closing  of the transactions contemplated
                 -----------
by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A., One Southeast Third Avenue, 28th Floor, Miami, Florida or such other location as the parties may agree, commencing at 10:00 a.m. local time 11 calendar days after the Confirmation Order shall have been entered or such other date as is agreed to among the Parties in writing (the "Closing Date"). Any Party may terminate this Agreement if the Closing has not occurred by December 31, 1996.

          c.     Purchase  Price.     The  purchase  price  for  the  Acquired
                 ---------------
Assets ("Purchase Price") shall be the aggregate of: (i) a number of shares of Preferred Stock equal to (A) the Base Purchase Price divided by (B) the
Preferred Stock Price; (ii) a number of shares of Common Stock equal to (A) 25% of the Base Purchase Price divided by (B) the Common Stock Price, and
(iii) as elected by US Lending, the Post Closing Purchase Price Adjustments or Warrants, as described below. The preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Preferred Stock are set forth in the Certificate of Designation of the Rights, Preferences and Limitations of the Preferred Stock, which Certificate of Designation shall be amended prior to the Closing by a certain Amendments to be filed with the Delaware Secretary of State (as amended, the "Preference Certificate"), which is attached as Exhibit 2C hereto. US Lending shall elect to receive either (i) the Post Closing Purchase Price Adjustments, as described in Section 2(h) below, or (ii) the Warrants, as described in Section 2(i) below, on or before the date the Disclosure Statement is approved by the Bankruptcy Court. Such election shall be made by written notice from US Lending to Search Capital. If US Lending fails to timely notify Search Capital of its election, US Lending shall be deemed to have elected to receive the Warrants and not the Post Closing Purchase Price Adjustments.

          d.       Assumed  Liabilities.   In addition  to the payment of  the
                   --------------------
Purchase Price, Search Funding shall agree to assume, pay and perform the Assumed Liabilities. Search Funding shall execute and deliver at the Closing an Assumption Agreement, the form of which is attached hereto as Exhibit 2.

          e.     Deliveries  at  the Closing.   At the Closing, (i) US Lending
                 ---------------------------
will deliver to the Search Entities the various certificates, instruments, and documents referred to in Section 7(a) below; (ii) the Search Entities will deliver to US Lending the various certificates, instruments, and documents referred to in Section 7(b) below; (iii) US Lending will execute, acknowledge (if appropriate), and deliver to Search Funding such instruments of sale, transfer, conveyance, and assignment as Search Funding and its counsel reasonably may request; (iv) Search Funding will execute, acknowledge (if appropriate), and deliver to US Lending the Assumption Agreement and such other instruments of assumption as US Lending and its counsel reasonably may request; (v) Search Capital will deliver (A) the applicable Search Capital Securities to certain creditors and interest holders of US Lending as designated by US Lending in accordance with the Plan (Search Capital will not be required to deliver fractional shares); and (B) the balance of the Search Capital Securities to be delivered at Closing to the Escrow Agent to be held and disbursed pursuant to the Plan and the Escrow Agreement, and (vi) the Extraneous Assets to the Trust.

          f.     Deposit.  Upon the execution  and delivery of this  agreement
                 -------
by all of the Parties and the approval of the Bankruptcy Court of the Deposit Agreement, and in reliance on US Lending's covenant and representation that it will use all reasonable efforts to cause the Bankruptcy Court to approve the transactions contemplated hereby in conjunction with the confirmation of the Plan at the earliest practicable date, Search Capital shall deliver to US Lending a $250,000 deposit (the "Deposit"). The Deposit is being held and shall be disbursed pursuant to a Deposit Agreement of even date herewith between US Lending's bankruptcy counsel, Coll Davidson Carter Smith Salter and Barkett, P.A., as escrow agent, US Lending and Search Capital. The Deposit shall not be considered property or funds of the bankruptcy estate of US Lending unless disbursed to US Lending in accordance with the terms of the Deposit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement shall control.

          g.    Limited  Reimbursement  for  Expenses.
                -------------------------------------

               (i) The Parties agree that, except as provided in Section 2(g)(ii) below, if the transactions contemplated by this Agreement are not consummated for any reason whatsoever, then the Search Entities will not seek, and will not be entitled to, any damages, including without limitation, any break-up, topping or other fee of any nature.

               (ii) The Parties agree that if the transactions contemplated by this Agreement are not consummated for any reason other than due to a breach by either of the Search Entities' of their respective representations, warranties or obligations under this Agreement then the Search Entities may recover, as their sole remedy against US Lending, the Creditors Committee, the Equity Committee, the Trust, the Trustee, the Escrow Agent, the beneficiaries of the Trust and the Escrow Agreement and their respective officers, directors, employees, attorneys and agents, successors and assigns, from US Lending's bankruptcy estate the Search Entities' reasonable documented out-of-pocket expenses, including, without limitation, reasonable attorneys fees, incurred directly in connection with this Agreement and the transactions contemplated hereby, up to an aggregate recovery of $50,000 (notwithstanding that the Search Entities' expenses may, in the aggregate, exceed $50,000). US Lending, the Creditors Committee and the Equity Committee each agrees not to object or otherwise oppose the Search Entities' application for reimbursement of such expenses.

          h.     Post  Closing  Purchase  Price  Adjustments.  If, pursuant to
                 -------------------------------------------
Section 2(c) above, there has been an election to receive the Post Closing Purchase Price Adjustments, then this Section 2(h) shall be deemed operative. If there has been an election to receive the Warrants (or there has been deemed to have been an election to receive the Warrants), then this
Section  2(h)  shall  be  inoperative  and  without  force  and  effect.

               (i) From and after the Closing Date, Search Capital shall have a continuing obligation to issue Search Capital Securities to the Escrow Agent at the times specified below in subsection (ii), in accordance with the following (the "Post Closing Purchase Price Adjustments"):

                       (a) On or after the date that Gross Receipts exceed the First Fixed Amount, Search Capital shall issue (i) a number of Shares of Preferred Stock equal to (A) the First Benchmark divided by (B) the Preferred Stock Price and (ii) a number of shares of Common Stock equal to (A) 25% of the First Benchmark divided by (B) the Common Stock Price; and

                       (b) From and after the date that Gross Receipts exceed the Second Fixed Amount, Search Capital shall issue (i) a number of shares of Preferred Stock equal to (A) the Second Benchmark divided by (B) the Preferred Stock Price and (ii) a number of shares of Common Stock equal to
(A) 25% of the Second  Benchmark  divided  by  (B)  the  Common  Stock  Price.

               (ii) The first Post Closing Purchase Price Adjustment (the "Initial Payment") shall be made no later than 30 days following the end of the month in which Gross Receipts first exceed the First Fixed Amount (the "Initial Month"). The Initial Payment shall consist of a number of shares of Search Capital Securities based upon the First Benchmark and, if applicable, the Second Benchmark achieved within the Initial Month. After the Initial Month, subsequent Post Closing Purchase Price Adjustments shall be calculated and paid on a calendar quarterly basis. Search Capital shall, no later than the end of the month immediately following the end of each calendar quarter, issue the Search Capital Securities referred to in Section 2(h)(i) hereof. No fractional shares of Search Capital Securities shall be issued for the Post Closing Purchase Price Adjustments. All fractional amounts will be rounded to the nearest whole number.

EXAMPLE  1
- ----------

Presume for illustration purposes only that the Active Outstanding Amount of the Contracts is $1,000,000 as of the Closing Date, so that the First Fixed Amount is $590,000. Presume that at the end of the Initial Month (presume August, 1996), Gross Receipts have surpassed $590,000 for the first time since the Closing Date and are in the aggregate amount of $850,000. No later than September 30, 1996, Search Capital would issue to the Escrow Agent 70,134 additional shares of Preferred Stock and 42,100 additional shares of Common
Stock,  calculated  as  follows:

80%  x  [700,000  (70%  of  $1,000,000)  minus  $590,000  (59% of $1,000,000)]
          =  $88,000  -  First  Benchmark
             -------

                   plus
                   ----

60%  x  [850,000  minus  $700,000
          =  $90,000  -  Second  Benchmark
             -------

$88,000  plus  $90,000  =  $178,000.    100% of the $178,000 is divided by the
Preferred Stock Price, and an additional 25% of $178,000 ($44,500) is divided by the Common Stock Price as follows:

          $178,000  =  70,134  additional  shares  of  Preferred  Stock
          --------
          $ 2.538*

          $ 44,500  =  42,100  additional  shares  of  Common  Stock
          --------
          $ 1.057*


EXAMPLE  2
- ----------

Presume that in September, 1996, an additional $100,000 of Gross Receipts are received by Search Capital. No later than October 31, 1996 (i.e., the end of the month following the subject calendar quarter), Search Capital would issue to the Escrow Agent 23,641 additional shares of Preferred Stock and 14,191 additional shares of Common Stock, calculated as follows:

60%  x  $100,000  =  $60,000

         $ 60,000  =  23,641  additional  shares  of  Preferred  Stock
         --------
         $ 2.538*

         25%  of  $60,000  =  14,191  additional  shares  of  Common  Stock
         ----------------
         $ 1.057*


EXAMPLE  3
- ----------

Presume that in October 1996, an additional $60,000 of Gross Receipts are received by Search Capital in November, 1996, $20,000 of Gross Receipts are
received by Search Capital, and that no Gross Receipts are collected in December, 1996. No later than January 30 1997 (i.e., the end of the month following subject calendar quarter), Search Capital would issue to the Escrow Agent 18,913 additional shares of Preferred Stock and 11,353 additional shares of Common Stock, calculated as follows:

60%  x  $80,000  =  $48,000

         $ 48,000  =  18,913  additional  shares  of  Preferred  Stock
         --------
         $ 2.538*

         25%  of  $48,000  =  11,353  additional  shares  of  Common  Stock
         ----------------
         $ 1.057*
- ------------------------------------------------------------------------------

* presumes, for purposes of these examples, that these denominator amounts were the Preferred Stock Price and Common Stock Price, respectively, on the Closing Date.

               (iii) Each of the Search Entities agrees to use its commercially reasonable best efforts to maximize collections of the Contracts and will take all diligent steps to collect all amounts due from account debtors under the Contracts, including repossession and disposition of repossessed Autos in accordance with Search Capital's regular collection practices for its other loan portfolios similar to the portfolio of the Contracts, consistent with past practice. All receipts received by the Search Entities from account debtors under the Contracts shall be applied to such account in a manner consistent with the historical application of the Contracts accounts' collections. The Search Entities shall provide the Trustee with a monthly written report, no later than 10 days following the end of each month, as to the collections received in the immediately prior month with respect to the Contracts, with detailed information for each Contract (whether or not there were collections under such Contract in such month), identifying which Contract debts have been written off, reduced or otherwise compromised and such other information regarding the Contracts collection efforts and results as the Trustee may reasonably request. Upon request by the Trustee, the Search Entities shall provide written verification, in reasonable detail, as to the methods, resources and efforts being used by the Search Entities to maximize such collections. If the Trustee is dissatisfied with the Search Entities' collection activities, the Trustee may submit written objections to the Search Entities, describing in reasonable detail the identified deficiencies in the Search Entities'
collection activities. If such deficiencies are not promptly remedied by the Search Entities to the Trustee's satisfaction, then the Trustee and the Search Entities irrevocably agree to arbitrate such dispute in Dade County, Florida, pursuant to the rules of the American Arbitration Association and in accordance with the Florida Statutes governing arbitration. The arbitrator shall have the authority to award attorneys' fees and other costs to the prevailing party.

               (iv) The Search Entities shall maintain at their own expense full, complete and accurate books, records and accounts with respect to the Contracts and the Search Capital Securities issuable pursuant to
Section 2(h) above. The Trustee shall have the right, at any time but not more frequently than once per fiscal quarter, to have an independent third party audit made of the books and records of the Search Entities relating to the Contracts. If the audit reflects that additional amounts are due pursuant to
Section 2(h)(i), then Search Capital shall promptly make a Post Closing Purchase Price Adjustment pursuant to Section 2(h)(i). If the aggregate value of the Post Closing Purchase Price Adjustments paid as a result of audits under this Section 2(h)(iv) exceeds $50,000, then the Search Entities shall reimburse the Trustee for the entire cost of all of such audits. The foregoing remedies shall be in addition to any other remedies which the Trustee may have under this Agreement or under applicable law or in equity, all of which shall be cumulative.

          I.     Warrants.   If,  pursuant to Section  2(c) above,  there  has
                 --------
been an election (or there is deemed to have been an election) to receive the Warrants, then this Section 2(i) shall be deemed operative. If US Lending has elected to receive the Post Closing Purchase Price Adjustments, then this
Section 2(i) shall be inoperative and without force and effect. At the Closing, the Escrow Agent shall receive warrants for shares of Common Stock (the "Warrants") pursuant to the terms of a Warrant Agreement substantially in the form set forth as Exhibit 2I attached hereto. The Warrants shall entitle the holders thereof to purchase, in the aggregate, a number of shares of Common Stock equal to 20% of the sum of (A) 200% of the number of shares of Preferred Stock to be delivered to US Lending at Closing, and (B) 100% of the number of shares of Common Stock to be delivered to US Lending at Closing.

EXAMPLE
- -------

Presume at Closing that Search Capital is obligated, pursuant to Section 2(c) above, to issue 1,000,000 shares of Preferred Stock and 500,000 of Common Stock to the Escrow Agent. Pursuant to this Section 2(I), Search Capital would also issue to the Escrow Agent, at Closing, Warrants for 500,000 shares of Common Stock, calculated as follows:

20%  of  [200%  of  1,000,000,  plus  100%  of  500,000]  =
20%  of [2,500,000] = Warrants to purchase 500,000 shares of Common Stock


          j.     Right to the Name US Lending Corporation .  As  part  of  the
                 ----------------------------------------
Acquired Assets, Search Funding shall have acquired all rights to the name "U.S. Lending Corporation." On the Closing Date, US Lending shall change its name to a name not confusingly similar thereto, promptly thereafter filing all documents required therefor, including but not limited to amendments to US
Lending's  Articles  of  Incorporation.

          k.     Assignment; .  For  valuable consideration,  the  receipt and
                 ----------
sufficiency of which is hereby acknowledged by the Search Entities, the Search Entities each acknowledges and agrees that the Trustee, subject to approval by the Bankruptcy Court (which approval shall be evidenced by confirmation of the Plan by the Bankruptcy Court and the Creditors and Equity Committees), shall, upon Closing, be assigned all of the Extraneous Assets.

          l.     Anti-Dilution.    If  Search  Capital   shall  make  a  stock
                 -------------
dividend, subdivide or otherwise split its Preferred Stock or Common Stock or combine or reclassify the outstanding shares of the Preferred Stock or Common Stock into a smaller or greater number of shares, then in each case (i) the number of Search Capital Securities, (ii) the Common Stock Price, (iii) the Preferred Stock Price, (iv) the number of Common Stock shares issuable upon conversion of the Preferred Stock, (v) the number of Common Stock shares issuable (and the price payable) upon the exercise of any Warrants and (vi) all other relevant matters shall be adjusted appropriately so as to take into account such event.


                                  SECTION 3.

                REPRESENTATIONS AND WARRANTIES OF US LENDING

     Subject to the terms set forth in Section 8(d) below, US Lending represents and warrants to the Search Entities, which US Lending agrees are entitled to rely on these representations and warranties, that the statements contained in this Section 3 are correct and complete as of the date of this
Agreement  and  will  be  correct  and   complete  as  of  the  Closing  Date.

          a.     Organization of US Lending.    US  Lending  is  a corporation
                 --------------------------
duly organized, validly existing and in good standing under the laws of the State of Florida. US Lending has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it.

          b.     Authorization of Transaction; No Default.    Subject  to  the
                 ----------------------------------------
entry by the Bankruptcy Court of the Confirmation Order and an Order of the Bankruptcy Court approving the execution and delivery of this Agreement:

               (i) US Lending has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder;

               (ii) The execution, delivery, and performance of this Agreement, the performance of US Lending's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by US Lending's Board of Directors, and no further corporate or stockholder action is required to authorize the execution and delivery of this Agreement, the performance by US Lending of its obligations hereunder or the consummation by US Lending of the transactions contemplated hereby; and

               (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any Law to which US Lending is subject or any provision of the Articles of Incorporation or Bylaws of US Lending, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument or indebtedness, Security Interest, or other arrangement to which US Lending is a party or by which it is bound or to which any of its assets are subject, or result in the imposition of any Security Interest upon any of its assets.

          c.     Consents and Approvals.   Except for:  (i)  the  order of the
                 ----------------------
Bankruptcy Court authorizing US Lending to enter into and perform this Agreement (the "Confirmation Order") , no approval or consent of, or notice to, filing with or exemption by any court or governmental entity or any person or entity is required to be obtained by or given, or waiting periods required to expire, in connection with US Lending's execution and delivery of this Agreement and the performance by US Lending of its obligations hereunder, that have not been obtained or will not be obtained on or prior to the Closing Date.

          d.     Enforceability.   This  Agreement  has been duly executed and
                 --------------
delivered by US Lending and, assuming this Agreement constitutes a valid and binding agreement of the Search Entities if and when, the Confirmation Order is entered by the Bankruptcy Court and such Confirmation Order shall not have been reversed, stayed, modified or amended in any material respects prior to the Closing Date, this Agreement will constitute the legal, valid and binding obligation of US Lending, enforceable against US Lending in accordance with its terms.

          e.     Employees.    US  Lending  has  no  Employee  Benefit  Plans.
                 ---------

          f.     Chapter 11 Proceedings.   US  Lending  has  complied  in  all
                 ----------------------
material respects with the Bankruptcy Code, and with all other laws, rules, regulations, decrees or orders applicable to or arising out of the Chapter 11 Case, except to the extent that any such non-compliance would not have a material adverse affect on the assets, liabilities, financial condition or results of operations of US Lending. To the best of US Lending's Knowledge, all lists of creditors and stockholders, schedules, statements of affairs, and financial reports filed by US Lending with the Bankruptcy Court and all representations, warranties or disclosures of US Lending made in connection with the Chapter 11 Case were, and the Disclosure Statement (excluding such information and/or materials included in the Disclosure Statement which were provided by the Search Entities) will be, complete and accurate in all material respects as of the date filed or made. Such notice of the Chapter 11 Case as is required by the Bankruptcy Code has been or will be given to all known holders of Claims (as such term is defined in the Bankruptcy Code), and US Lending shall serve notice of the transactions contemplated by this Agreement on parties entitled to such notice under the Bankruptcy Code, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

          g.     Disclaimer of  Warranties.   EXCEPT  AS  EXPRESSLY  CONTAINED
                  ------------------------
IN THIS AGREEMENT, US LENDING MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACQUIRED ASSETS, US LENDING'S BUSINESS OR FINANCIAL PERFORMANCE OR OTHERWISE, INCLUDING WITHOUT LIMITATION REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, THAT MAY ARISE UNDER THE UNIFORM COMMERCIAL CODE WITH RESPECT TO THE TRANSFER OF THE ACQUIRED ASSETS, INCLUDING WITHOUT LIMITATION TRANSFER WARRANTIES UNDER SECTION 673.4161 OF THE FLORIDA STATUTES, AS AMENDED, OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          h.     Disclosure .  No representation or  warranty  by  US  Lending
                 ----------
in this Agreement or in any certificate furnished or to be furnished to the Search Entities pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contain any untrue statements of fact or will omit to state any fact necessary to be stated in order to make the statements and information contained in this Agreement not materially misleading.

          i.     Title to Acquired Assets.   At the  Closing,  Search  Funding
                 ------------------------
will receive good title to all of the Acquired Assets free and clear of any Claim, interest, Lien, encumbrance and tax of any kind or nature whatsoever to the fullest extent practicable under the Bankruptcy Code, except that the Acquired Assets shall continue to be subject to all of the Assumed Liabilities.

          j.     Receipt  of  Information  and  Answers  to  Questions.   U.S.
                 -----------------------------------------------------
Lending has had the opportunity to ask questions of, and receive answers from, Search Capital through its authorized representatives and has received information regarding the business, assets, financial condition, results of operations and affairs of Search Capital.


                                  SECTION 4.

           REPRESENTATIONS AND WARRANTIES OF THE SEARCH ENTITIES
           -----------------------------------------------------

     Each of the Search Entities represents and warrants to US Lending and to the Trustee, which the Search Entities hereby agree are entitled to rely upon these representations and warranties, that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule accompanying this Agreement as Schedule 4 (the "Search Capital Disclosure Schedule") and initialed by Search Capital. The Search
Capital Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained herein.

          a.     Organization.   Each of the Search Entities is a  corporation
                 ------------
duly organized, validly existing and in good standing, under the laws of the State of Delaware with respect to Search Capital and under the laws of the State of Texas with respect to Search Funding, and is in good standing and qualified to do business under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Each of the Search Entities has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned, leased and used by it. Exhibits 4A-1 and 4A-2 are true and complete copies of each of the Search Entities' current Certificate of Incorporation and ByLaws.

          b.     Authorization of Transaction.   Each  of  the Search Entities
                 ----------------------------
has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and all other agreements referred to herein to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of each of the Search Entities has duly authorized the execution, delivery and performance of this Agreement and all other agreements referred to herein by the Search Entities and, except for the corporate and shareholder action referenced in Section 6(b) below, no further corporate or stockholder action is required to authorize the execution and delivery of this Agreement, the performance by the Search Entities of their obligations hereunder or the consummation by the Search Entities of the transaction contemplated hereby. This Agreement and all other agreements referred to herein to which the Search Entities are a party constitute the valid, legally binding obligations of the Search Entities, enforceable in accordance with their respective terms and conditions. Each of the Search Entities has all approvals, licenses, franchises, authorizations and permits necessary under the Laws which are material to the ownership, lease or use of each of the Search Entities' properties or the conduct of its business and each of the Search Entities has received no notice of any proceedings relating to the revocation or modification of any of the foregoing which, singularly or in the aggregate, would have a materially adverse effect on either of the Search Entities. Except for the corporate and shareholder action referenced in Section 6(b) below, no consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, federal, state, local, foreign or other governmental authority or any person or court, administrative agency, or other body is required for the consummation of the transactions contemplated by this Agreement and the other agreements referred to herein to which either of the Search Entities is a party.

          c.     Noncontravention.   Neither  the  execution  and the delivery
                 ----------------
of this Agreement by the Search Entities, nor the consummation of the transactions contemplated hereby, will (i) violate any Law to which the Search Entities are subject or any provision of the Search Entities' Certificates of Incorporation and Bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money instrument or indebtedness, Security Interest, or other arrangement to which the Search Entities are a party or by which either is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. The Search Entities need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, whether public or private, for the Parties to consummate the transactions contemplated by this Agreement.

          d.     Subsidiaries.   All  of  Search  Capital's  subsidiaries  are
                 ------------
set forth in Section 4(d) of the Search Capital Disclosure Schedule. Those subsidiaries of Search Capital which (i) are not debtors in a bankruptcy proceeding and (ii) currently have active business operations are noted as "active" on Section 4(d) of the Search Capital Disclosure Schedule (the "Active Subsidiaries"), For purposes of this Section 4, all references to Search Capital or the Search Entities shall be deemed to include all of the Active Subsidiaries. Search Funding has no subsidiaries. Search Funding is a wholly-owned subsidiary of Search Capital.

          e.     Financial Statements.  Search Capital's Most Recent Financial
                 --------------------
Statements are attached hereto as Exhibit 4E. The Most Recent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, are consistent with the books and records of Search Capital (which books and records are correct and complete), and fairly present the financial condition of Search Capital as of its date and the results of Search Capital's operations  and  cash  flows  for  the  periods  indicated.

          f.     Events   Subsequent  to  Most  Recent  Financial  Statements.
                 ------------------------------------------------------------
Except as expressly contemplated under this Agreement, and except as set forth in Section 4(f) of the Search Capital Disclosure Schedule, since the date of the Most Recent Financial Statements:

               (i)     there  has  been  no  material  adverse  change  in the
general affairs, business, prospects, properties, management, condition (financial or otherwise) or results of operations of Search Capital, whether or not arising from transactions in the ordinary course of business;

               (ii) Search Capital has not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $250,000 in a single transaction or outside the ordinary course of business;

               (iii) Search Capital has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the ordinary course of business;

               (iv) Search Capital has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock other than for fair market value;

               (v) Search Capital has not declared, set aside, or paid any dividend or distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock except for dividends on  its  Preferred  Stock;

               (vi)    Search  Capital   has  not  experienced   any  material
damage, destruction, or loss (whether or not covered by insurance) to its property;

               (vii) Search Capital has not entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such agreement and has not adopted any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life, or other insurance, severance or other plan, contract, or commitment for any of its shareholders, directors, officers, and employees, or modified or terminated any existing such plan, contract, or commitment which would have a material adverse effect upon Search Capital;

               (viii) Search Capital has no Knowledge of any contemplated adverse changes to its current contracts or any of its other business relationships which would have a material adverse effect upon Search Capital;

               (ix)    Search Capital  has not committed or consented to do or
suffer    any  of  the  foregoing.

          g.     Undisclosed Liabilities.   Except as set  forth  on  Schedule
                 -----------------------
4(g) of the Search Capital Disclosure Schedule, Search Capital has no Liability except for Liabilities described in Search Capital's Most Recent Financial Statements and those which have arisen after March 31, 1996 in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law ).

          h.     Tax Matters.   Search Capital  has filed  all tax reports and
                 -----------
returns  that  it  is  required  to  file.   All such reports and returns were
correct and complete in all respects. All Taxes owed by Search Capital (whether or not shown on any report or return) have been paid. Search Capital currently is not the beneficiary of any extension of time within which to file any report or return. No director or officer (or employee responsible for tax matters) of Search Capital expects any authority to assess any additional Taxes for any period for which returns have been filed. The unpaid Taxes of Search Capital does not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) contained in the Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom or practice of Search Capital in filing its Tax returns.

          i. Assets. Search Capital owns or leases all assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted.

          j.     Owned Real Property.  Search  Capital  does not own,  and has
                 -------------------
no beneficial interest in (except as tenant under written leases), any real property.

          k.     Intellectual  Property.   Except  as  set  forth  on  Section
                 ---------------------
4(k) of the Search Capital Disclosure Schedule, Search Capital owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Search Capital as presently conducted and as presently proposed to be conducted, except for such matters which do not have a material adverse effect upon Search Capital.

          l.     Notes  and  Accounts  Receivable.   All  notes  and  accounts
                 --------------------------------
receivable of Search Capital are reflected properly on Search Capital's books and records, are valid receivables subject to no setoffs or counterclaims and will be collected in accordance with their terms at their recorded amounts, subject only to the allowance for credit losses set forth in the Most Recent Financial Statements;

          m.     Contracts.  Section 4(m) of  the  Search  Capital  Disclosure
                 ---------
Schedule identifies all material contracts, agreements and other written arrangements to which Search Capital is a party and all arrangements which are filed with the SEC as part of its public filings, and true, correct and complete copies (with all amendments thereto) have been delivered to US Lending. "Material" contracts, agreements and arrangements are those which obligate the parties, in the aggregate, to in excess of $250,000 of obligations, and include all warehousing and securitization credit facilities.
 With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, and has not been materially amended or altered since the later of execution or being filed with the SEC; (B) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing; (C) no party is in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the applicable written arrangement.

          n.     Litigation.  Section 4(n)  of  the  Search Capital Disclosure
                 ----------
Schedule sets forth each instance in which any of the Search Entities (I) is subject to any charge, complaint, action, suit, judgment, order, or other legal or governmental proceeding ("Litigation") or (ii) is a party or, to the Knowledge of either of the Search Entities or any of the directors and officers (and employees with responsibility for litigation matters) of any of the Search Entities, is threatened (or may be threatened) to be made a party, to any Litigation. None of the Litigation set forth in Section 4(n) of the Search Capital Disclosure Schedule except Janice and Warren Bowe et. al. v.
Search Capital Group, Inc., Civil Action Number 1:95-CV-649-BR pending in the United States District Court for the Southern District of Mississippi, could result in any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Search Capital taken as a whole or affect either of the Search Entities' ability to consummate the transaction contemplated under this Agreement.

          o.     Employees.  To the  Knowledge  of  Search  Capital  or any of
                 ---------
the directors and officers (and employees with responsibility for employment matters) of Search Capital, no key employee or group of employees has any plans to terminate employment with Search Capital. Search Capital is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Search Capital has not committed any unfair labor practice. Neither Search Capital nor any of the directors and officers (and employees with responsibility for employment matters) of Search Capital has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Search Capital.

          p.     Legal  Compliance.   (i) Except  as  set  forth  on  Schedule
                 -----------------
4(p) of the Search Capital Disclosure Schedule, each of the Search Entities has complied with all Laws, and no Litigation has been filed or commenced against Search Capital alleging any failure to comply with any such Laws and neither of the Search Entities have not received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Federal Trade Commission Act, as amended, or any other Law relating to truth-in-lending, credit extension or credit collections.

               (ii)    Each  of  the  Search  Entities  has  not:

                    (a) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift, or the purpose thereof, was illegal under the Law;

                    (b) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                    (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any
candidate  for  federal,  state,  local,  or  foreign  public    office.

               (iii) With respect to the Search Entities' Employee Benefit Plans (A) each has been administered in all material respects in compliance with its terms and all applicable laws, including, without limitation, ERISA,
(B) no material actions, suits, claims (other than claims for benefits in the ordinary course of business) or disputes are pending or, to the Search Entities' Knowledge, threatened, (C) no audits, inquiries, reviews, proceedings, claims or demands are pending with any governmental or regulatory agency, (D) there are no facts which could give rise to any material liability in the event of any investigation, claim suit, action, audit, review or other proceeding, (E) all material reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed, and (F) no "prohibited transaction" has occurred within the meaning of ERISA or the Internal Revenue Code of 1986, as amended.

               (iv) The Search Entities have each filed all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable Laws, for which the failure to file would have a material adverse effect on the Search Entities.

               (v) Each of the Search Entities has possession of all records and documents it is required to retain under all applicable Laws.

          q.     Certain  Business  Relationships Among Search Capital and its
                 -------------------------------------------------------------
Affiliates.    Except  as  disclosed  in  reports filed with the SEC,  none of
- ----------
Search  Capital's  stockholders  who  beneficially  own  5%  or more of Search
Capital's  capital  stock,  officers  and  directors,   and  their  respective
Affiliates have been involved in any material business arrangement or relationship with Search Capital within the past 12 months. None of the officers or directors of Search Capital, and their respective Affiliates, own any property or right, tangible or intangible, which is used in the business of Search Capital.

          r.     Disclosure.    No  representation  or warranty  by the Search
                 ----------
Entities in this Agreement or in any certificate furnished or to be furnished to US Lending pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contain any untrue statements of fact or will omit to state any fact necessary to be stated in order to make the statements and information contained in this Agreement not materially misleading.

          s.     Search Entities' Investigation.   Each of the Search Entities
                 ------------------------------
hereby acknowledges that it and its representatives have been given access to the premises, properties, books, contracts and records of US Lending and have been furnished with all additional financial and operational data and other information concerning the Acquired Assets which the Search Entities and its representatives have requested in connection with their determination to enter into this Agreement and consummate the transactions contemplated hereby, and all of the foregoing have been examined to the full satisfaction of the Search Entities and their representatives. Each of the Search Entities acknowledges that Search Funding is acquiring the Acquired Assets without any representations and warranties other than those expressly set forth herein, which shall not survive the Closing.

          t.     Search Capital Securities  and  Capitalizations.  The  Search
                 -----------------------------------------------
Capital Securities, when issued and delivered  as provided for herein, will be
(a) duly authorized, validly issued, fully paid and non-assessable and (b) free and clear of all proxies, restrictions, voting trusts, liens or encumbrances. The holders of the Preferred Stock shall have all of the powers, preferences and rights as set forth in the Preference Certificate. The Search Capital Securities have been duly authorized and reserved for issuance upon such conversion or upon the issuance as applicable. Except as set forth on Schedule 4(t) of the Search Capital Disclosure Schedule, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction (except as may be required under applicable securities laws) upon the voting or transfer of, any shares of the Common Stock issuable upon conversion of the Preferred Stock to Common Stock pursuant to the Search Capital's Certificate of Incorporation or By-Laws, the Preference Certificate or any other agreement or outstanding instrument to which Search Capital is a party or which is otherwise known to Search Capital. Other than as provided in this Agreement or as set forth on Section 4(t) of the Search Capital Disclosure Schedule, Search Capital has not granted any demand, piggyback or other registration rights to any holder of its outstanding securities.

          u.     Search Capital Joint Plan.  A  confirmation  order  has  been
                 -------------------------
entered in the Joint Plan of Reorganization in each of Search Capital's bankrupt subsidiaries (the "Joint Plan") for the cases 395-34981-RCM-11 through 395-34988-SAF-11, jointly administered under case number 395-34981-RCM-11 in the United States Bankruptcy Court, Northern District of Texas. Without limitation to Section 4(c) above (regarding noncontravention), the transactions contemplated by this Agreement are not in contravention of the Joint Plan nor are any consents or approvals of said court or any third party required pursuant to said Joint Plan for the execution and performance of this Agreement.

          v.     Securities and Exchange Commission Filings.    Search Capital
                 ------------------------------------------
has complied and is current with all reporting obligations to the SEC and Search Capital has provided US Lending with copies of all SEC filings made within three years of the date hereof. Such SEC filings contain all material information required to be stated therein, and do not omit material information required to be stated therein or necessary to make the statements, in light of the circumstances in which they were made, not misleading.


                                  SECTION 5.

                         SECURITIES ACT COMPLIANCE
                         -------------------------

     Upon Closing, the Parties agree that they will each use their respective best efforts to cause the Search Entities to be the successors of US Lending for purposes of Section 1145 of the Bankruptcy Code. US Lending shall use its best efforts to have the Confirmation Order contain appropriate court findings of fact and law to the foregoing effect. Promptly following the execution hereof, Search Capital will request (the "No Action Letter Request") confirmation from the staff of the SEC that it will not recommend to the SEC that enforcement action be taken if (a) without registration under the Securities Act the Search Capital Securities are issued and distributed pursuant to the Plan to the holders of certain claims against or interests in U.S. Lending in reliance upon Section 1145 of the Code; and (b) the Search Capital Securities issued and distributed pursuant to the Plan are resold (i) without registration under the Securities Act, provided that the sellers are not "underwriters" as defined in Section 1145(b) of the Code, or (ii) free from the restriction of Rule 144 promulgated under the Securities Act, provided that the seller is not an "affiliate" of the issuer thereof. U.S. Lending and the Creditors and Equity Committees shall be provided with a reasonable time to review and comment upon any draft of the No Action Letter Request, such Request to be in form and substance reasonably satisfactory to U.S. Lending and the Committees. Search Capital agrees to keep U.S. Lending and the Committees fully informed as to the progress of the No Action Letter Request and to permit counsel to US Lending and to the Committees to participate in any discussions, whether by telephone or in person, with members of the staff of the SEC in respect of the No Action Letter Request. The Parties acknowledge that it is their intent that, as a condition to US Lending's obligation to close, the US Lending creditors and equity holders receive freely tradeable shares of Preferred Stock and Common Stock as permitted  by  Section  1145  of  the  Code.


                                  SECTION 6.

                           PRE-CLOSING COVENANTS
                           ---------------------

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          a.     General.  Each  of  the  Parties will use its reasonable best
                 -------
efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below). Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of government agencies, and third parties that it may be required to give, make, or obtain.

          b.     Corporate and Shareholder Approval.    Search  Capital  shall
                 ----------------------------------
use its reasonable best efforts to cause all corporate and shareholder actions to be taken to adopt and otherwise effectuate the Amendments to the Preference Certificate (which Amendments shall be in the form attached hereto as part of Exhibit 2C).

          c.     Plan and Disclosure Statement.    US  Lending  shall  propose
                 -----------------------------
that the Confirmation Order pursuant to the Plan have such provisions as are necessary to effectuate the transactions contemplated hereunder. Search Capital shall have a reasonable period of time to review and comment upon the Plan and Disclosure Statement prior to their filing with the Court.

          d.     Preservation of Business.   US  Lending  will  use  its  best
                 ------------------------
efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees. US Lending shall pay (or make appropriate reserves for the payment of) all pre-closing administrative expenses, including, without limitation, pre-closing  servicing  costs  of  the  Portfolio.

          e.     Full Access.   Subject  to  Section  8(g)  below,  within  24
                 -----------
hours following a request by the other Party, each of the Parties will permit representatives of the other Party to have full access during normal business hours, and in a manner so as not to interfere with normal business operations, to all premises, properties, books, records, contracts, Tax records, and documents pertaining to such Party.

          f.     Notice of Developments.  US Lending  and  the Search Entities
                 ----------------------
shall give prompt written notice to the other of any material developments affecting their respective assets, Liabilities, business, financial condition, operations, results of operations, or circumstances which make any representation or warranty hereunder untrue, incomplete or misleading ("Subsequent Development"), provided that neither Party shall be required to give notices which contravene applicable securities laws. Prior to Closing, the other Party may elect by written notice to terminate this Agreement if it determines, in its sole discretion, that any Subsequent Development is unacceptable to it. If the Search Entities are the terminating Party in such circumstances, the Search Entities shall not be entitled to any damages arising from the occurrence of such Subsequent Development or the Search Entities' termination of this Agreement relating thereto. If, however, US Lending is the terminating Party, the Parties agree that US Lending shall suffer damages arising from the occurrence of such Subsequent Development and the termination of this Agreement, but that such damages may be difficult to determine. The Parties agree therefor that under such circumstances US Lending shall receive, as a reasonable estimate of US Lending's damages, and as US Lending's sole and exclusive remedy, liquidated damages of $150,000 to be paid out of the Deposit. Notwithstanding the foregoing, US Lending shall have all of its rights and remedies, without limitation, with respect to the breach of any representation or warranty by the Search Entities arising from or relating to the occurrence of any Subsequent Development of which US Lending is not notified pursuant to Section 6(f).

          g.     Further  Assurances.   Subject to the terms of this Agreement
                 -------------------
and to the approval of the Bankruptcy Court, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions necessary or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to satisfy the various conditions herein to their respective obligations hereunder. In addition, each of the Parties will (subject, in the case of US Lending, to its applicable fiduciary duties as a debtor-in-possession) use all reasonable efforts to cause the conditions to the obligation of the Parties hereto to consummate the transactions contemplated hereby to be satisfied at the earliest practicable date and to cause the Closing to occur on or before the latest possible Closing Date permitted as set forth in Section 2(b).

          h.     Search  Capital  Public  Information.   Search  Capital  will
                 ------------------------------------
furnish to US Lending copies of such financial statements and other periodic and special reports as Search Capital from time to time makes available to holders of any class of its securities, and shall furnish to US Lending (i) a copy of each periodic report Search Capital files with the SEC within five (5) business days following filing, (ii) a copy of every press release and every news item and article with respect to Search Capital or its affairs which is released by Search Capital within five (5) business days following the date of such release, and (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by Search Capital within five (5) business days of receipt or preparation . Search Capital acknowledges that any of the foregoing materials may, in US Lending's discretion, be included in US Lending's Disclosure Statement.

          i.     Amendments to Certificate of Designation.   Prior to Closing,
                 ----------------------------------------
the Amendments to the Certificate of Designation referred to in Section 2(c) above shall be filed by Search Capital and shall be effective with the Delaware Secretary of State.

          j.     Filing  Approval  and  Confirmation  of  Plan  and Disclosure
                 -------------------------------------------------------------
Statement.  U.S.  Lending  shall  use  all  reasonable  efforts to prepare and
- ---------
file as soon as practicable with the Bankruptcy Court the Plan and related Disclosure Statement, to obtain the approval of the Bankruptcy Court of the
Disclosure Statement, and to solicit and obtain from creditors, interest holders and other claimants of U.S. Lending in the Chapter 11 Case, the necessary votes for confirmation of the Plan, and shall propose that the Confirmation Order have such provisions as are necessary to effect the transactions contemplated herein, including specific provisions assuring that the Acquired Assets are acquired by Search Funding free and clear of any Claim, interest, Lien, encumbrance or tax of any kind or nature whatsoever to the fullest extent practicable under the Bankruptcy Code, except that the Acquired Assets shall continue to be subject to all of the Assumed Liabilities. The Plan shall also contain a provision that requires the recipients of the Preferred Stock to be deemed to have waived their rights to any dividends that might otherwise have accrued prior to the date of issuance of the Preferred Stock. US Lending will defend and support the entry of the Confirmation Order in a form reasonably acceptable to Search Capital, and will oppose any application for an order reversing, modifying, staying, enjoining or restraining the terms or effectiveness of the Confirmation Order.


                                  SECTION 7.

                     CONDITIONS TO OBLIGATION TO CLOSE
                     ---------------------------------

          a.     Conditions to Obligation of Search Entities.    Each  of  the
                 -------------------------------------------
Search Entities' obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     The   representations   and  warranties  set  forth  in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) US Lending shall have performed and complied with all of its covenants hereunder in all material respects through and including the Closing;

               (iii) no Litigation shall be pending or threatened wherein an unfavorable determination would (A) prevent consummation of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of Search Funding to own, operate, or control the Acquired Assets;

               (iv) US Lending shall have delivered to the Search Entities a certificate to the effect that each of the conditions specified above in
Section 7(a)(i)-(iii) have been satisfied in all material respects; provided, however, with respect to Section 7(a)(i), if the Search Entities have elected to proceed with the Closing notwithstanding a disclosure to them of a Subsequent Development affecting a representation or warranty of U.S. Lending, such representation or warranty will be deemed amended or supplemented to the extent necessary by the Subsequent Development to enable U.S. Lending to execute and deliver the certificate required by this clause
(iv);

               (v) the execution and delivery by US Lending to the Search Entities of the transfer documents described in Section 2(e);

               (vi)    the  entry  of  the  Confirmation Order and no court of
competent  jurisdiction  has  entered   a  stay  of  the  Confirmation  Order;

               (vii) the SEC shall have issued a "No Action Letter" in form and substance satisfactory to Search Capital confirming the applicability of
Section  1145  of  the  Bankruptcy  Code  as  provided in the No Action Letter
Request;


               (viii) US Lending's cash on hand at the Closing Date (except for the cash being retained by US Lending as part of the Extraneous Assets) shall not be less than Two Million Five Hundred Thousand Dollars ($2,500,000);

               (ix) the matters covered by US Lending's operations policies shall have been concluded in connection therewith;

               (x) all of the corporate and shareholder action referenced in Section 6(b) above shall have been taken no later than October 1, 1996; and

               (xi) all actions to be taken by US Lending in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Search Capital. Search Capital may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          b.     Conditions to Obligations of US Lending.    The obligation of
                 ---------------------------------------
US Lending to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i)     the  representations   and   warranties  set  forth  in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) each of the Search Entities shall have performed and complied with all of its covenants hereunder in all material respects through and including the Closing;

               (iii) no Litigation shall be pending or threatened wherein an unfavorable determination would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially adversely affect the right of Search Capital to own, operate, or control the Acquired Assets;

               (iv) each of the Search Entities shall have delivered to US Lending a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in
Section 7(b)(i)-(iii) have been satisfied in all material respects; provided, however, with respect to Section 7(b)(i), if U.S. Lending has elected to proceed with the Closing notwithstanding a disclosure to it of a Subsequent Development affecting a representation or warranty of the Search Entities, such representation or warranty will be deemed amended or supplemented to the extent necessary by the Subsequent Development to enable the Search Entities to execute and deliver the certificate required by this clause (iv);

               (v) no material adverse change shall have occurred in Search Capital's business, profitability or condition (financial or otherwise) or prospects;

               (vi) the execution and delivery by Search Capital to US Lending of the transfer documents described in Section 2(e);

               (vii)   the entry of the  Confirmation  Order  and  no court of
competent  jurisdiction  has   entered  a  stay  of  the  Confirmation  Order;

               (viii) the SEC shall have issued a "No Action Letter" in form and substance satisfactory to US Lending, the Creditors Committee and the Equity Committee confirming the applicability of Section 1145 of the Bankruptcy Code as provided in the No Action Letter Request;

               (ix) US Lending shall have received the legal opinion from Search's legal counsel(s), dated as of the Closing Date in the form of
Exhibit  7  hereto;

               (x)     the   Preference   Certificate   (as amended)  and,  if
applicable,   the  Warrant  Agreement,  as  amended,  shall be true, accurate, effective and complete  as  of  Closing  Date.

               (xi)    the  issuance  and  delivery   of  the  Search  Capital
Securities in the manner required by this Agreement and, if applicable, the execution and delivery by Search Capital of the Warrants;

               (xii) all of the corporate and shareholder action referenced in Section 6(b) above shall have been taken no later than October 1, 1996; and

               (xiii) all actions to be taken by the Search Entities in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to US Lending. Subject to approval from the Bankruptcy Court and the Equity and Creditors Committees, US Lending may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.


                                  SECTION 8.

                               MISCELLANEOUS
                               -------------
          a.     Termination.  This  Agreement  shall  terminate,  and neither
                 -----------
Party shall have any further obligations hereunder (except with respect to Sections 2(g)(ii), 8(b) and 8(g) herein) upon the happening of any of the following events:

                 (i) The Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, or a trustee shall be appointed in the Chapter 11 Case.

                 (ii)  The  mutual   written   agreement  of  the  parties  to
terminate this Agreement.

                 (iii) Notwithstanding any other provision, recital, covenant, representation, warranty or obligation set forth in this Agreement, US Lending, the Equity Committee, the Creditors Committee, and their respective attorneys and agents, have the right to consider and negotiate any inquiries, proposals or offers regarding any acquisition, merger, take-over, sale of all or substantially all of the assets of, or sales of shares of capital stock in, US Lending, whether or not in writing, or similar transactions (referred to herein as an "Acquisition Proposal"). If US Lending, the Equity Committee, the Creditors Committee and/or their respective attorneys and agents determine in good faith that it would be consistent with their respective fiduciary responsibilities to approve or recommend (and, in connection therewith, withdraw their approval or recommendation of this Agreement and the transactions contemplated hereby) an Acquisition Proposal, then US Lending, the Equity Committee and the Creditors Committee may, subject to Bankruptcy Court approval, terminate this Agreement. In the event of a termination pursuant to this Section 8(a)(iii), the Search Entities' sole remedy shall be as set forth in Section 2(g)(ii) above.

               (iv) The election by the other Party to terminate this Agreement following the notification of a Subsequent Development, pursuant to
 Section 6(f)  above.

          b.     Brokerage Commissions.  US Lending  and  the  Search Entities
                 ---------------------
each represent and warrant to the other that they have not dealt or worked with any broker or sales agent or finder regarding the sale of the Acquired Assets to Search Funding. The parties each agree to indemnify, defend and hold harmless the other from and against any claim by third parties arising by, through or under the indemnifying party, for brokerage, commission, finders or other fees relative to this Agreement, and any court costs, attorney's fees or any other costs or expenses arising therefrom.

          c.     Agreement to Support Plan.  Subject  to  the  terms set forth
                 -------------------------
 in Section 8(a)(iii) above, the Parties hereto and the Equity and Creditors Committees each severally covenant and agree, from the date hereof and until termination of this Agreement pursuant to Section 8(a), above:

               (1) to actively support, not oppose, and in the case of the Equity and Creditors Committees, to recommend in writing the acceptance of, the Plan;

               (2)     not  to  file,   sponsor   or   promote   any  plan  of
reorganization  in  the  Chapter  11  Case,  other  than  the  Plan;

               (3) if the Bankruptcy Court requires (as a condition to approval of a Disclosure Statement or otherwise) that the Plan be amended to require an auction sale of the Acquired Assets, then each Party agrees to amend the Plan to provide for such an auction with the sale of the Acquired Assets as one (1) lot, and agrees that the covenants set forth in Section 8(a)above shall not be affected by such amendment. Search Capital agrees to enter a bid at such auction that is at least equal to the Purchase Price set forth in Section 2(c), including the Purchase Price Adjustments set forth in
Section 2(h) or the Warrants set forth in Section 2(I), as applicable, and may, but shall not be obligated to, increase such bid in the auction sale.

          d.     Survival.    All  of  the  representations,  warranties,  and
                 --------
covenants of the Search Entities contained in this Agreement shall survive the Closing hereunder. The truth and accuracy of the representations and warranties made by U.S. Lending hereunder and the performance of the covenants required to be performed by US Lending hereunder are solely conditions to the obligations of the Search Entities to consummate the transactions hereunder, and except solely for purposes of raising a defense or right of set-off as expressly provided in this Section 8(d), such representations, warranties and covenants shall not survive the Closing. From and after the Closing Date neither US Lending, the Creditors Committee, the Equity Committee, the Trust, the Trustee, the Escrow Agent, the beneficiaries of the Trust and the Escrow Agreement nor any of their respective directors, officers, members, attorneys, employees and agents shall have any liability or obligation to the Search Entities by reason of any breach of a representation, warranty or covenant of U.S. Lending herein. Notwithstanding the foregoing, the Search Entities shall be entitled to (i) the reimbursement of the Search Entities' expenses pursuant to Section 2(g) above, if applicable and (ii) raise a breach by US Lending of its obligations, covenants, representations and warranties hereunder as a defense or right of set-off if any damages are adjudicated as being due from the Search Entities to US Lending (or its successors and assigns) in an action commenced by US Lending (or its successors and assigns). This provision is solely in the nature of a defense or right of set-off and under no circumstances shall the Search Entities be entitled to receive payment of any monetary damages from US Lending, the Creditors Committee, the Equity Committee, the Trust, the Trustee, the Escrow Agent, the beneficiaries of the Trust and the Escrow Agreement nor any of their respective directors, officers, members, attorneys, employees, agents, successors and assigns, even if the Search Entities'damages exceed US Lending's (or such other parties') damages in such action.

          e.     Press Releases and Announcements.     No  Party  shall  issue
                 --------------------------------
any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

          f.     Indemnification.  Conditioned  upon  the  occurrence  of  the
                 ---------------
Closing,  the  Search  Entities will defend, indemnify and hold  harmless U.S.
Lending, the Trust, the Trustee , the beneficiaries of the Trust and the Escrow Agreement, the Escrow Agent and their respective officers, directors, shareholders, agents, employees, successors and assigns and their respective advisors and professionals (collectively, the "Indemnified Persons") from and against any and all liabilities, claims, suits, fines, penalties, damages, settlements, judgments and expenses (including reasonable attorneys' fees and disbursements) arising from the claims of third parties incurred by the Indemnified Parties as a result of a breach of any representation, warranty, covenant, obligation or other agreement herein contained or executed in connection herewith (without regard to whether such breach occurred prior to, on or after the Closing) including, without limitation, under the Assumption Agreement (a "Loss" or "Losses"). If any claim or demand shall be brought or asserted against an Indemnified Person in respect of which indemnity may be sought under this Agreement from Search Entities, the Indemnified Person shall give prompt written notice of such claim or demand to the Search Entities who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses. The Indemnified Person shall have the right to employ separate counsel and to participate in the defense or response, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person. In the event that the Search Entities, within 10 days after its receipt of notice of any such claim or demand, fail to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense of such claim or demand, subject to the right of the Search Entities to assume the defense of such claim or demand with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof.

          g.     Confidentiality.   During  the  course of performance of this
                 ---------------
Agreement or as part of the Parties' due diligence in connection with this Agreement, each Party shall furnish or make available to the other (or to the other's agents and representatives) and the Committees certain information. Each Party and the Committees agree to keep the other Party's information confidential and to not use such information other than to evaluate this transaction or to perform its obligations hereunder. If the transaction is not consummated, each Party and the Committees will return all information provided to it by the other Party (including all copies, abstracts and summaries thereof). This provision shall not apply to any information which was known by one Party prior to disclosure by the other Party, becomes available to one Party from a source other than the other Party, or becomes generally available or known in the industry other than a breach by a Party hereunder.

          h.     Access to Records.    US  Lending  (and  its  successors  and
                 -----------------
assigns) shall, after the Closing, have the right to review and make copies of any materials in the Search Entities'possession or control relating to the Acquired Assets for any reasonable business purpose, including, without limitation, upon a tax or other governmental audit, and regarding any claim or lawsuit.

          i.     Succession  and  Assignment.       This  Agreement  shall  be
                 ---------------------------
binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except with respect to assignments or other transfers to the Trustee and the Escrow Agent as contemplated by the terms of this Agreement, including without limitation, as provided in Section 2(k), no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          j.     Counterparts.  This  Agreement  may  be  executed  in one  or
                 ------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          k.     Headings.         The  section  headings  contained  in  this
                 --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          l.     Notices.     All  notices,  requests,  demands,  claims,  and
                 -------
other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then four business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:       U.S. Lending Corporation
                    700 West Hillsboro Blvd.
                    Bldg. 2, Suite 202
                    Deerfield Beach, FL 33441
                    Attn:  Robert Spielman
                    Fax:  (954) 421-0812

with a copy to:     Philip B. Schwartz, Esq.
(which shall not    Akerman, Senterfitt & Eidson, P.A.
constitute notice)  One Southeast Third Ave., 28th Fl.
                    SunTrust International Center
                    Miami, Florida 33131
                    FAX: (305) 374-5095

and a copy to:      Daniel Lampert, Esq.
(which shall not    Stroock & Stroock & Lavan
constitute notice)  200 South Biscayne Boulevard
                                               33rd Floor
                    Miami, Florida 33131
                    FAX: (305) 789-9302

with a copy to:     Jerry Markowitz, Esq.
(which shall not    Markowitz, Davis & Ringel, P.A.
constitute notice)  9130 South Dadeland Blvd., Suite 1225
                    Miami, Florida  33156
                    FAX: (305) 670-5011

If to the           Joe B. Dorman, Esq.
Search Entities:    Search Capital Group, Inc.
                    700 North Pearl, Suite 400
                    North Tower, Lock Box 401
                    Dallas, Texas 75201-7490
                    FAX: (214) 965-6908

with a copy to:     Daryl B. Robertson, Esq.
(which shall not    Bracewell & Patterson, L.L.P.
constitute notice)  500 North Akard Street
                    4000 Lincoln Plaza
                    Dallas, Texas 75201
                    FAX: (214) 740-4010

with a copy to:     Michael R. Rochelle, Esq.
(which shall not    Rochelle & Hutcheson, L.L.P.
constitute notice)  2929 Carlisle, Suite 222
                    Dallas, Texas 75204
                    FAX: (214) 953-0185

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the proper address for notice of the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          m.     Governing Law.  This  Agreement  shall  be  governed  by  and
                 -------------
construed in accordance with the laws of the State of Florida excluding its conflict of laws principles.

          n.     Amendments and Waivers.    No  amendment  or  waiver  of  any
                 ----------------------
provision of this Agreement shall be valid unless the same shall be in writing and signed by Search Capital and US Lending and approved by the Bankruptcy Court and the Committees. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach or warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          o.     Severability.   Any  term  or  provision  of  this  Agreement
                 ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that expresses to the fullest extent possible the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          p.     Expenses.    Except  as  otherwise  specified,  each  of  the
                 --------
Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in the event of a dispute arising hereunder, or under any agreement executed in connection herewith, including without limitation, a dispute arising prior to closing, the prevailing party shall be entitled to an award of its costs arising from such dispute, including, without limitation, reasonable attorneys fees and expenses including those incurred in bankruptcy proceedings.

          q.     Construction.  The  language  used  in this Agreement will be
                 ------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
 Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter
(regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

          r.     Incorporation of Exhibits and Schedules.   The  Exhibits  and
                 ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          s.     Specific Performance.    Each  of  the  Parties  acknowledges
                 --------------------
and agrees that the other Party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, subject to the limitation of remedies contained elsewhere in this Agreement (including without limitation, Section 2(g) above), each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          t.     Entire  Agreement.   This Agreement (including the documents,
                 -----------------
referred  to  herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                        U.S.  LENDING  CORPORATION,  as  debtor-in  possession


                        By:  ------------------------------------
                             Name:      Robert  Spielman
                             Title:      Executive Vice President


                        SEARCH  CAPITAL  GROUP,  INC.

                        By:  ------------------------------------
                             Name:  -----------------------------
                             Title:  ----------------------------


                        SEARCH  FUNDING  III,  INC.


                        By:  ------------------------------------
                             Name:  -----------------------------
                             Title:  ----------------------------

                       LIMITED JOINDER OF COMMITTEES
                       -----------------------------

     The Official Committee of Unsecured Creditors and the Official Equity Committee of U.S. Lending Corporation hereby (i) agree to support the sale of the Acquired Assets described in the Agreement; (ii) consent to U.S. Lending's execution and delivery of the Agreement and consummation of the transaction contemplated thereunder, (iii) agree to take all actions reasonably requested by U.S. Lending to enable the parties to the Agreement to consummate the contemplated transactions and (iv) agree to comply with their obligations arising under Section 8(g) of the Agreement.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                          OFFICIAL COMMITTEE OF UNSECURED
                                             CREDITORS OF U.S. LENDING
                                             CORPORATION


- ----------------------------                 By:  ----------------------------
PRINT NAME OF WITNESS BELOW:                   Name:   Joseph Fowler
- ----------------------------                     Title: Chairman
- ----------------------------
PRINT NAME OF WITNESS BELOW:
- ----------------------------

                                             OFFICIAL EQUITY COMMITTEE OF U.S.
                                             LENDING CORPORATION


- ----------------------------                 By:  ----------------------------
PRINT NAME OF WITNESS BELOW:                   Name:
- ----------------------------                     Title:
- ----------------------------
PRINT NAME OF WITNESS BELOW:
- ----------------------------